EXHIBIT 10.11
                                 FIRST AMENDMENT
                                       TO
                                OPTION AGREEMENT
                              (OROGRANDE/DEADWOOD)

         This First Amendment to Orogrande/Deadwood Option Agreement is entered into this 5th day of September, 1997, by and between Arctic Fox Ltd., a Delaware corporation, whose address is in care of Joe Gray, 669 Gray Fox Lane, Corvallis, Montana, 59828 ("Owner"), Idaho Consolidated Metals Corporation, a British Columbia corporation, whose address is P.O. Box 1124 , Lewiston, Idaho 83501 ("ICMC"), Idaho Gold Corporation, a Nevada corporation, whose address is in care of Bema Gold Corporation, 1400-510 Burrard Street, Vancouver, B.C. V6C 3A8 ("IGC"), and Cyprus Gold Exploration Corporation, a Delaware corporation, whose address is 9100 East Mineral Circle, Englewood, Colorado 80112 ("Cyprus").

                                    RECITALS

         A. Owner's predecessor in interest, Joyce Mines, Inc. (the "Owner" therein), entered into that certain "Option Agreement" dated April 15, 1986, with Normine Resources (U.S.) Inc. (the "Optionee" therein), and its parent corporation, Normine Resources Ltd., a Canadian corporation (such option agreement hereinafter referred to as the "Orogrande/Deadwood Agreement"), covering certain patented and unpatented mining claims and agreements concerning such mining claims situated in Idaho County, Idaho;

         B. The patented and unpatented claims covered by the Orogrande/Deadwood Agreement have been released to Owner and/or Owner's predecessor by Cyprus' predecessors, and certain unpatented mining claims have been located by Cyprus' predecessors.

         C. Owner, by mesne assignments, succeeded to the interest of Joyce Mines, Inc. in the Orogrande/Deadwood Agreement, and IGC succeeded to the interest of Normine Resources (U.S.) Inc. in the Orogrande/Deadwood Agreement.

         D. ICMC and IGC entered into that certain Agreement dated July 9, 1996 (the "IGC Agreement"), under which ICMC succeeded to the interest of Normine Resources (U.S.) Inc. in the Orogrande/Deadwood Agreement subject to the terms of the IGC Agreement.

         E. ICMC entered into a binding letter agreement dated June 13, 1997, with Cyprus under which Cyprus succeeded to the interest of the Optionee under the Orogrande/Deadwood Option Agreement and became the "Optionee" for all purposes thereof, and under which ICMC agreed to contribute the Orogrande/Deadwood Agreement, subject to the IGC Agreement, and all of ICMC's interests in mining claims covered thereby, to the purposes of the Joint Venture created by that June 13, 1997 letter agreement.

         F. There have arisen disputes among Owner, IGC and ICMC with respect to the interpretation of the Orogrande/Deadwood Agreement, and Owner, IGC, ICMC and Cyprus desire to amend the Orogrande/Deadwood Agreement to delete certain claims and add others, and thereby to conform the definition of "Mining Property" therein to the properties actually held by the parties pursuant to the agreement as set forth herein.

                                    AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. "Mining Property" Defined. Schedule A of the Orogrande/Deadwood Option Agreement is deleted in its entirety and in its place is inserted the new "Exhibit A," attached hereto and by this reference incorporated herein.

         2. Owner's Interest. Owner's undivided interest or right to acquire an interest is as set forth in Exhibit A.

         3. Scheduled Payments Clarified. Payments due to Owner and to third parties pursuant to underlying leases, options and other agreements affecting the Mining Property are set forth in Exhibit B.

         4. Right of Assignment. Section 30.3 shall be deleted in its entirety and in its place insert the following

30.3 Optionee may not transfer or assign this option agreement without the prior written consent of the Owner; provided that Optionee may freely reassign this agreement to ICMC or may transfer or assign this option agreement or any interest therein or in the Mining properties to affiliates or to Amax Fold Inc., whose address is 9100 E. Mineral Circle, Englewood, Colorado 80112, and provided further that Optionee may transfer, assign, encumber, or convey this option agreement, the Mining Property, or any interest therein, in connection with financing a project on or for the benefit of the Mining Property. For purposes hereof "affiliate" means any person, corporation, limited liability company, or other legal entity (excepting a general partnership, joint venture, or limited partnership) which directly or indirectly controls, is controlled by, or is under common control of Optionee.

         5. Default Rectification.

         (a) Delete the last sentence of Section 5.1 and in its place insert the following:

         The Optionee may prepay all or any part of the $500,000., whether or not Optionee may be in default or alleged to be in default of this option agreement, and upon the payment by Optionee, its predecessors and/or successors of the total amount of $500,000., Owner's deeds delivered into escrow pursuant to Section 20.1 of this option agreement conveying and transferring Owner's all right, title and interest in and to this option agreement, and/or the Mining Property, shall be delivered to Optionee.

         (b) Article 20 shall be deleted in its entirety and in its place inserted the following:

                         Escrow; Default; Right to Cure

         20.1 On or before September 26, 1997, (a) ICMC, IGC, and Cyprus will execute, release and quitclaim deeds, in the form attached to this Agreement as Exhibit D-1 (referred to as the "Optionee's Deed"), transferring this option agreement and conveying their respective claims to Owner, and (b) Owner will execute release and quitclaim deeds, in the form attached to this option agreement as Exhibit D-2 (referred to as the "Owner's Deed"), transferring this option agreement and the Mining Property to Optionee. The Optionee's Deed and Owner's Deed will be delivered to an escrow company in Missoula, Montana, mutually satisfactory to the parties (hereinafter referred to as an "Escrow Agent"), tobe held subject to instructions mutually satisfactory to the parties, and subject to the Optionee's right to cure set forth in Section 20.2 below, shall either be (a) recorded upon the termination or expiration of the Orogrande/Deadwood Option Agreement, or (b) returned to Optionee when Optionee, its predecessors and/or successors shall have paid to owner, its purchasers or successors, the total amount of $500,000., and has made all the option payments as contemplated by Article 3 ("Option Payments") and Section
         5.1 ("Net Smelter Return") of the this option agreement. In the case of the Owner's Deed, the Escrow Agent shall deliver the Owner's Deed upon Optionee, fulfilling all of its purchase obligations under Orogrande/Deadwood Option Agreement by the payment or prepayment Owner, its predecessors and/or successors, of an accumulated sum of $500,000.

         20.2 If Optionee shall default or fail to perform fully and promptly any of the terms of this option agreement, such default or failure shall continue for a period of thirty (30) days after either (a) written notice to the parties to this option agreement specifying the default (and the payment or action(s) necessary to cure the default) is provided to Optionee pursuant to this option agreement, without being remedied, satisfied and discharged, or (b), if Optionee shall in good faith dispute the existence of a default, an award of arbitration pursuant to Article 25 of this Agreement determining that Optionee is in default, then Owner, as applicable, may, at its option and subject to Optionee's cure rights provided for in Section 20.3 below, declare this option agreement to be terminated and forfeited and any and all rights, privileges, and interests of Optionee, including IGC, ICMC, and/or Cyprus, in this Agreement and the Mining Properties shall be null, void and at an end.

         20.3 Optionee shall have the right, but not the obligation, to cure any default or failure under this option agreement by substantially performing as set forth in the notice or by commencing to substantially perform the same within the thirty (30) day period following notice; provided that Optionee may cure any and all defaults or alleged defaults by payment or prepayment of an amount necessary to bring the cumulated payments to Owner, its predecessor and successors, to a total of $500,000. For example, if the total accumulation of option payments, royalties and minimum royalties paid to Owner at the time of a default or alleged default shall equal $200,000., the Optionee may, in any case cure any default by the tender of the sum of $300,000., bringing the total payment to owner, its predecessors and/or successors to $500,000.

         20.4 In the event of termination, forfeiture, and cancellation, as provided for herein, all sums paid hereunder by Optionee or its predecessors in interest and all improvements made on the Mining Property shall become the property of Owner, and shall be deemed to be the stipulated rental and lease payable for occupancy and use of the Mining Property and as liquidated damages for the breach of this option agreement.

         6. Arbitration. Article 25 shall be deleted in its entirety, and in its place inserted the following:

             25.1 Any and all disputes, controversies and claims between the parties arising out of this option agreement shall be amicably and promptly settled by negotiation and consultation among them. In the event the parties are unable to settle such a dispute, controversy or claim by negotiation and consultation within sixty (60) days, either party may submit the dispute to arbitration in accordance with the terms of this Section. All arbitrations shall be conducted at such place as may be agreed and, in the absence of agreement, in Denver, Colorado under the rules of the American Arbitration Association. All disputes submitted to arbitration shall be determined pursuant to the laws of the State of Montana. All decisions of the panel of arbitrators on any matter submitted for arbitration in accordance with this option agreement shall be final and binding on the parties. Damages for which a party may be liable shall not include incidental or consequential damages, the loss of business opportunity or punitive damages. The parties further acknowledge that monetary damages awarded under this Section may not be an adequate remedy for a breach of this option agreement and agree that any party may apply for specific performance and injunctive relief to prevent such a breach.

         7. Right to Data. Section 19.2 shall be deleted in its entirety and in its place inserted the following:

   19.2 Optionee will provide quarterly regular technical reports on its activities. Owner will have access to inspect non-interpretive data, studies, reports, and other information at reasonable times. Cyprus will provide Owner copies of such at Owner's request without warranty or representation, express or implied, of the accuracy or fitness of the data for any purpose.

         8. Ratification. A copy of the Orogrande/Deadwood Agreement is attached hereto as Exhibit C and by this reference incorporated herein. Except as specifically amended herein, the Orogrande/Deadwood Agreement remains in full force and effect. Owner confirms that as of the effective date hereof all of the obligations of the Optionee thereunder have been fully performed and that neither IGC, ICMC, nor Cyprus nor any of their predecessors are in default thereof.

         IN WITNESS WHEREOF the parties hereto have executed this First Amendment to Option Agreement on the day and year first above written.

ARCTIC FOX LTD.                     CYPRUS GOLD EXPLORATION CORPORATION

[GRAPHIC OMITTED]

By:______________________________   By:____________________________________
Name:___________________________    Name:_________________________________
Title:____________________________  Title:__________________________________

IDAHO CONSOLIDATED METALS  IDAHO GOLD CORPORATION

By:______________________________   By:____________________________________
Name:___________________________    Name:_________________________________
Title:____________________________  Title:__________________________________

STATE OF______________     )
                                                   )SS.
COUNTY OF____________    )

         The foregoing instrument was acknowledged before me this _______ day of ___________, 1997 by_______________________ the _______________________of Arctic
Fox Ltd., a Delaware corporation, on behalf of said corporation

                                         ---------------------------------------
                                         Notary Public

                                         My commission expires:_________________

STATE OF______________     )
                                                   )SS.
COUNTY OF____________    )

         The foregoing instrument was acknowledged before me this _______ day of ___________, 1997 by_______________________ the _______________________of Cyprus
Gold Exploration Corporation., a Delaware corporation, on behalf of said corporation

                                         ---------------------------------------
                                         Notary Public

                                         My commission expires:_________________

STATE OF______________     )
                                                   )SS.
COUNTY OF____________    )

         The foregoing instrument was acknowledged before me this _______ day of ___________, 1997 by_______________________ the _______________________of Idaho
Consolidated Metals Corporation, a British Columbia corporation, on behalf of said corporation

                                         ---------------------------------------
                                         Notary Public

                                         My commission expires:_________________


STATE OF______________     )
                                                   )SS.
COUNTY OF____________    )

         The foregoing instrument was acknowledged before me this _______ day of ___________, 1997 by_______________________ the _______________________of Idaho
Gold Corporation, a Nevada corporation, on behalf of said corporation

                                         ---------------------------------------
                                         Notary Public

                                         My commission expires:_________________


                                    EXHIBIT A

                                       TO

                                 FIRST AMENDMENT

                                       TO

                               OROGRANDE/DEADWOOD

                                OPTION AGREEMENT

                               THE MINING PROPERTY

Unpatented lode mining claims situated in Idaho County, Idaho

Claim Name               BLM Number   Owner's Interest
----------               ----------   ----------------
CNTRL #3                   100373           100%
CNTRL #4                   100374           100%
CNTRL #5                   100375           100%
CNTRL #6                   100376           100%
CNTRL #7                   100377           100%
CNTRL #8                   100378           100%
CNTRL #9                   100379           100%
RL 9A                      105234           100%
RL 10                      105325           100%
RL 11                      105326           100%
RL 11A                     105327           100%
RL 22                      105338           100%
RL 24                      105340           100%
RL 25                      105341           100%
RL 26                      105342           100%
RL 27                      105343           100%
RL 28                      105344           100%
RL 28A                     105345           100%
RL 29                      105346           100%
RL 30                      105347           100%
RL 30A                     105348           100%
RL 31                      105349           100%

                                    EXHIBIT B

                                       TO

                                 FIRST AMENDMENT

                                       TO

                               OROGRANDE/DEADWOOD

                                OPTION AGREEMENT

                               SCHEDULED PAYMENTS

Amount Due to Artic Fox on execution of this Amendment               $ 28,980.00

Balance Remaining After Payment of Amount Due on execution
of this Amendment                                                    $242,000.00



                                    EXHIBIT C

                                       TO

                                 FIRST AMENDMENT

                                       TO

                               OROGRANDE/DEADWOOD

                                OPTION AGREEMENT

                       OROGRANDE/DEADWOOD OPTION AGREEMENT

                                OPTION AGREEMENT

                                     between

                               JOYCE MINES, INC.,
                          NORMINE RESOURCES (U.S.) INC.
                                       and

                             NORMINE RESOURCES LTD.

                                      INDEX

         Description                                         Page No.
1.       Option Term and Property Description
2.       Title                                                 2
3.       Option Payments                                       3
4.       Work Commitment                                       3
5.       Net Smelter Return                                    3
6.       Method of Payment                                     4
7.       Exclusive Possession                                  4
8.       Adverse Claims                                        4
9.       Taxes                                                 5
10.      Assessment Work                                       5
11.      Exploration and Mining Rights                         6
12.      Right of Way                                          7
13.      Commingling of Ore                                    7
14.      Right to Withdrawal                                   7
15.      Option Only                                           7
16.      Regulatory Approval                                   7
17.      Liability and Indemnity                               8
18.      Right to Inspect                                      8
19.      Right to Data                                         9
20.      Default Rectification                                 9
21       After Acquired Rights                                 10
22.      Termination                                           10

         Description                                        Page No.
23.      Removal of Property and Equipment                     10
24.      Force Majeure                                         11
25.      Arbitration                                           11
26.      Notice provisions                                     12
27.      Further Assurances                                    12
28.      Registration of Documents                             12
29.      Appointment of Attorney                               12
30.      Right of first Refusual and Assignment Rights         12
31.      Compliance with Law                                   13
32.      United States Currency                                14
33.      Devolution Provisions                                 14
34.      Headings                                              14
35.      Entire Agreement                                      14

         Schedule "A" - Property

         Schedule "B" - Payments

         Schedule "C" - April 1st, 1986 agreement between Harald C.
                         Lyncy, June M. Lynch and Zjoyce Mines, Inc.
         Schedule "D" - November 11th, 1985 agreement between Paul
                         O. Filer and Joyce Mines. Inc.

                                OPTION AGREEMENT

THIS AGREEMENT is dated as of April 15th, 1986.

BETWEEN:

         JOYCE MINES, INC. Of P.0. Box 1405, Hamilton, Montana, U.S.A. 59408 (hereinafter called the "Owner")

OF THE FIRST PART

AND:

         NORMINE RESOURCES (U.S.) INC., a Nevada Corporation having a place of business at 900 - 609 West Hastings Street, Vancouver, British Columbia, Canada

                  (herinafter called the "Optionee")

OF THE SECOND PART

         AND: NORMINE RESOURCES LTD., a body corporate having its registered office at Suite 2500 - 595 Burrard Street, Vancouver, British Columbia,
         Canada:

         (hereinafter called "Resources")

OF THE THIRD PART

WHEREAS:

A. The Owner has acquired the rights to certain mineral properties in the state of Idaho.

B. The Owner warrants that the properties as set forth in Schedule "A" hereto are in good standing with respect to all assessment work, taxes and property payments to Vendors and that the properties are free and clear of all encumbrances as disclosed herein.

                      Option Term and Property Description

1. The owner hereby options to the Optionee all of the property described in Schedule "A" together with, except as may be expressly provided in Schedule "A", all:

         (a)      tailings, dumps and mine wastes;


         (b)      surface rights, easements and rights of way incident thereto;

         (c)      mining and water rights incident thereto; and

         (d) improvements, fixtures, personal property, mining machinery and hooks thereon useful or convenient for mining and related uses.

herein defined as "Mining Property".

                                      Title

2.1 The Owner represents that it is in exclusive possession of and bears full mining privileges to the Mining Property, subject to the rules and regulations of the State of Idaho. Owner warrants and shall defend title to all of the Mining Property for which owner warrants in subsections (2) and (3) hereof.

2.2 Owner represents that mining contract(s) have been properly acquired and maintained and that any required .validation work has been properly performed; assessment work and proof of assessment work duly performed and filed or otherwise properly carried out under the provisions of the applicable law.

2.3 Owner warrants that the Mining Property is free and clear of all liens and encumbrances, including any leases, rights or licenses granted to third persons by, through or under Owner, except taxes not yet payable and those liens and encumbrances, if any, specifically described in Schedule "A".

2.4 Owner shall not create, permit or suffer any liens or encumbrances on the Mining Property unless expressly subordinated to Optionee's rights hereunder. If the Mining Property or any interest therein should be subject to lien or encumbrance, Optionee, at its option, may discharge the same and thereby be subrogated to all the rights of the holder thereof, and may recover any amounts so paid from any amounts otherwise due to Owner.

2.5 Owner shall at Optionee's request take all action necessary to cure any defect in or remove any cloud on title to the Mining Property, including participation in judicial proceedings and recordation of any unrecorded documents. If after notice or demand Owner fails to do so, Optionee may take such action in owner's name and recover its reasonable costs and expenses, including attorney's fees, from amounts otherwise due to owner.

2.6 Owner shall provide Optionee with all data and information related to title to the Mining Pioperty and copies of all unrecorded documents related thereto.

2.7 Neither the Optionee's execution of this Agreement nor its failure to disapprove Owner's title shall constitute an admission of or estoppel as to the validity of Owner's title.

                                 Option Payments

3.1 The Owner shall receive $10.00 on the execution of this Agreement (receipt of which is hereby acknowledged). In the event that the Optionee places the property into production or obtains a feasibility study which recommends production, the Owner agrees to transfer or cause to be transferred all of its right, title and interest in the property to the Optionee subject only to the payments and payment of the royalty as hereinafter defined. The payments shall be as set forth in Schedule "E" hereto. The Optionee acknowledges the existence of the payment requirements as set forth in Schedules C and D attached hereto.

3.2 Resources hereby agrees to make the payments due to the owner and the payments due in accordance with the agreements referred to in Schedules C and D attached hereto.

                                 Work Commitment

4. The Optionee agrees to expend a sufficient sum on or before July 1st of each year to keep the property in good standing so as to maintain its interest in the property.

                               Net Smelter Return

5.1 The Owner will be entitled to a 3% net smelter return when the property is placed in production. when the Owner has received a total of $500,000 from the net smelter return or quarterly payments, the owner shall have no further right to quarterly payments or net smelter returns. The payments shall be made on a quarterly basis. The Optionee may prepay all or any portion of the $500,000.

5.2 Any overpayment or underpayment shall be credited or billed to the next payment allowing for interest at a rate equal to the U.S. Treasury Note Rate for $100,000 notes held ninety (90) days accrued from the date such faulty payment is made.

5.3 Imputed value: Should sale of material from the premises be made to a wholly or partially owned subsidiary such allowable costs shall mean the amount that Optionee would have incurred if such operations were carried out at facilities not owned or controlled by Optionee then offering comparable custom services for comparable products on prevailing terms.

5.4 Production Royalty payments shall be paid on or before the 45th day after the last day of the Optionee fiscal quarter in which Opzionee receives payment for sale of ores.

5.5 Audits: within ninety (90) days after the end of the Optionee's fiscal year, Optionee shall deliver to Owner an unaudited statement of royalties paid owner during the year and the calculation thereof. All year-end statements shall be deemed true and correct three (3) months after presentation. unless within that period Owner delivers notice to Optionee specifying with particularity the grounds for each exception. Owner shall be entitled at Owner's expense to an annual independent audit of the statement by a certified public .accountant, but pnly if Owner delivers a demand for audit to Optionee within two (2) months after presentation of the related year-end statement.

                                Method of Payment

b. All payments due owner shall be made in accordance with the owner's instructions.


                              Exclusive Possession

7. Optionee shall have exclusive possession and quiet enjoyment of the Miring Property while this Agreement is in effect.

                                 Adverse Claims

8.1 If Owner should own less than the entire ownership interest described in the Mining Property. all payments shall be payable to Owner only in the proportion to owner's actual ownership. If production from the Mining Property or any part thereof should be subject to any royalty or interest in production other than those expressly reserved to owner herein; Optionee may credit all costs and expenses it incurs by reason of such royalty or interests against amounts otherwise due to Owner.

8.2 Optionee shall have no obligation to protect or defend if any third person asserts any claims to the mining Property for any reason except Optionee's failure to perform obligations expressly required by this Agreement. 8.3 If any third person asserts any claim to the Mining Property or to any amounts payable by Optionee, Optionee may deposit any amounts otherwise due Owner in escrow until the dispute is finally resolved. Optionee may credit all costs and expenses including attorney's fees, it incurs by reason of such claim against all amounts otherwise due Owner.

                                      Taxes

9. Optionee shall nay all taxes on the Mining Property accruing while this _ Agreement is in effect but apportioned appropriately for fractions of years. All taxes shall be paid before delinquent, but neither party shall be under. any obligation to pay any tax while contesting it in good faith.

                                 Assessment Work

10.1 Optionee shall perform:

         (a) assessment work (unless deferred or excused) or make payments in lieu of assessment work to necessary parties for the benefit of the leased state land included in this Agreement according to the laws and statutes of the State of Idaho;

         (b) no additional work commitments above and beyond those judged necessary by the Optionee.

10.2 Owner agrees that all contiguous property are to be treated as a whole pursuant to any limitations or rulings by the State of Idaho and that any assessment work conducted on any part of any property can be applied to the necessary assessment work for any or all those lumped properties when such work is required by state law.

                          Exploration and Mining Rights

11.1 Owner grants Optionee unrestricted access to the Mining Property and the exclusive rights:

      (a) to explore, develop and mine, and to extract. remove, store and dispose of any and all ores, minerals, air, water, waste and other materials from the Mining Property by means of underground or surface mining operations in or on the Mining Property or other property and to deposit on the Mining Property materials from the Mining Property or other property;

      (b) to carry on mining, milling, treatment, processing, beneficiating, smelting and refining operations on or in the Mining Property with respect to ores, minerals and other materials from the Mining Property or other property, including existing tailings, wastes and dumps; (c) to use any part of the Mining Property for stockpiles, tailings, wastes or dumps, and for any other purpose incident to the underground or surfacing mining on the Mining Property or other property;

      (d) to erect or construct, use and maintain on the mining Property such roads, facilities, buildings, structures, machinery and equipment as Optionee may require for the conduct of its operations on the Mining Property or other property; (e) to continue to keep this Agreement in effect and use the Mining Property for mining, milling, treatment, processing, beneficiation, smelting, refining or storage of ores, minerals and other materials from other property with such use being deemed the conduct of development and mining operations by the Optionee; and

      (f) to stockpile or to sell or otherwise dispose of ores, minerals and other materials in such forms at such times and on such terms as Optionee along may determine.

11.2 Optionee shall conduct its operations in a good and workmanlike manner in substantial compliance with the then generally accepted understanding of applicable laws and regulations in the mining industry.

                                  Right of Way

12. While this Agreement is in effect, Optionee shall have non-exclusive rights of way upon, over, into and through the Mining Property and other property now or hereafter owned, leased or otherwise controlled by Owner to construct, improve, and maintain such pipelines, communication lines, electrical power or transmission lines, roads, railroads, tramways, flumes, tunnels., drifts and other facilities as may be necessary or convenient for Optionee's operations in the vicinity of the Mining Property.

                               Commingling of Ore

13. Optionee may commingle ores and minerals from the Mining Property with other ores and minerals. Before commingling. Optionee shall weigh (or calculate by volume), sample and assay such ores and minerals and other materials in accordance with sound mining and metallurgical practices for moisture and payable content. Optionee shall keep records of weight (or calculations thereof), moisture and assays of payable content.

                               Right to Withdrawal

14. The Optionee may elect on or before July 1st of each year in which these agreement is in effect to withdraw any property set forth in Schedules C and D from the provisions of this assignment and the Optionee shall not be responsible for any payments due or assessment required pursuant to those certain agreements set out in Schedules C and D.

                                   Option Only

15. It is mutually understood and agreed that this is an option agreement only and nothing contained herein, nor the making of any payment to the Owner, nor the doing of any act or work shall obligate the Optionee to make any payment or to make any further or other expenditures for issue and allot shares hereunder.


                               Regulatory Approval

16. The Owner acknowledges that this Agreement is subject to the approval of the Vancouver Stock Exchange and to a satisfactory title opinion in the opinion of the Optionee's attorneys that the state of title is acceptable. The Owner further acknowledges that the issuance of shares may be subject to satisfactory geological reports being received by the Vancouver Stock Exchange.

                             Liability and Indemnity

17.1 Optionee shall keep the Mining Property free of liens for labour performed and materials furnished for Optionee. Subject to the limitations in this section, Optionee shall hold Owner harmless from all liability to third persons caused by Optionee's operations on the mining Property which result in injury to or death of persons or livestock or damage to personal property or liability for violation of applicable laws or regulations. 17.2 In no event shall Optionee's liability for damage or economic loss to owner's property, whether resulting from Optionee's negligence or otherwise, exceed the fair market value of the affected property (not including its value for mining or related purposes).

17.3 within a reasonable time after termination of this Agreement Optionee shall begin and diligently pursue to completion any reclamation of Owner's real property then required by applicable laws and regulations by reason of Optionee's operations. Optionee's liability with respect to disturbance of real property shall be limited to compliance with such laws and regulations.

17.4 The payments and the performance of assessment work as herein expressly required are in lieu of any obligation of Optionee express or implied, to explore, develop or mine the Mining Property or to make any other efforts or expenditures in connection therewith.

17.5 The obligations and limitations of liability in this section shall survive termination of this Agreement.

                                Right to Inspect

18. At reasonable times owner may at Owner's risk and expense:

         (a) enter the Mining Property to make reasonable inspections and if needed surveys of Optionee's operations; and

         (b) inspect production. assay and other records necessary to substantiate Optionee's performance of its obligation to mine the property in such a way as to prevent large scale high-grading of the property and to thus ensure that the natural resources of the deposit are developed in a good and workmanlike manner. Failure to conduct mining _ operations in a way substantially recognized in the industry as good and proper shall constitute an injury to the Owner and shall be compensated to the Owner as damages due to lost revenue in a way calculated by Registered Geologists or Licensed Engineers retained by the owner whose costs shall be included in the damage claim.

                                  Right to Data

19.1 Upon execution of this Agreement; Owner shall make available to Optionee for copying and general use all hydrological. geological, geophysical and engineering data and maps, logs of drill holes, cuttings and cores. gamma and other logging results, assay, sampling and similar data concerning the Mining Property in Owner's possession or control.

19.2 Upon request by Owner made within sixty (60) days after termination of this Agreement, Optionee shall deliver to Owner copies or summaries of all assay results and electric and drill hole logs and copies of drill hole location maps including interpretations and evaluations thereof which Optionee has obtained as a result of work on the Mining Property under this Agreement. Optionee shall have no liability on account of any such data relied on acted on by owner.

                              Default Rectification

20.1 Default by Optionee in performance of any obligation arising hereunder shall not work a forfeiture or termination of this Agreement, nor cause the termination or reversion of the estate created hereby, nor be grounds for cancellation hereof in whole or in part.

20.2 If Optionee commits a default, owner shall give Optionee notice specifying the default with particularity, owner's sole remedy shall be recovery of actual compensatory damages plus interest at the prevailing U.S. Treasury note rate for $10,000.00 notes held for ninety (90) days and the payment of the alleged default itself interest on which accrues from the date Optionee receives notice of default. If Optionee by notice to Owner disputes the existence of the default, no interest shall accrue if Optionee, within thirty (30) days after the default is finally determined, initiates and diligently pursues to completion efforts to cure the default.

                              After-Acquired Rights

21. If owner acquires any right or interest within one mile of the boundaries of the Mining Property while this Agreement is in effect:

         (a)      Owner shall promptly notify Optionee;

         (b) such right or interest shall automatically become part of the Mining Property for all purposes of this Agreement; and

         (c) Owner shall sign, acknowledge and deliver to Optionee an amendment to this Agreement so as to include such right or interest,

                                   Termination

22.1 Optionee may terminate this Agreement at any time in accordance with this Agreement by giving owner notice of termination in recordable form.

22.2 Upon termination or surrender, all rights and obligations of the parties with respect to the affected acreage shall terminate except for:

         (a) Optionee's obligation to pay royalties for ores and minerals and other materials previously mined or otherwise removed; and

         (b)      any rights or obligations which expressly survive termination.


                        Removal of Property and Equipment

23. Optionee may, within one (1) year after termination of this Agreement, remove from Owner's real property all fixtures and personal property, including ores, tailings, dumps and wastes and improvements which it has erected or placed thereon except mine supports in place. Owner shall not be responsible for any such property of Optionee. Optionee may post watchmen on the Mining Property during such period.

                                  Force Majeure

24.1 If Optionee shall be prevented by Force Majeure from timely performance of any acts or obligations hereunder. the failure, if any, shall be excused and the period for performance shall be extended for, a period equal to the duration of the Force Majeure. Optionee shall promptly give owner notice of commencement and termination of Force Majeure. Optionee shall use reasonable diligence to remove Force Majeure but shall not be required against its will to institute legal proceedings . adjust any labour dispute or challenge the validity of any law, regulation, action or inaction of government.

24.2 "Force Majeure" includes any cause beyond Optionee's reasonable control, whether or not forseeable, including but not limited to law, regulations, action or inaction of government, inability to obtain any public or private licence, permit or authorization which may be required for operations in connection with the Mining Property or other property, including removal and disposal of waters, wastes and tailings and reclamation, mining casualty, damage to or destruction of mine or mill plans or facility, fire, explosion, inclement weather, flood, civil commotion, labour dispute, inability to obtain workmen or material, delay in transportation, economic conditions and acts of God.

                                   Arbitration

25. Any dispute arising out of or related to the negotiation, existence. performance, breach or termination of this Agreement shall be finally determined by arbitration. The exclusive place of arbitration shall be Vancouver, British Columbia. Either party may compel arbitration by notice to the other. Within forty-five (45) days of the notice the parties shall select one arbitrator. If they fail to agree, the presiding judge (or senior judge in point of service if there is no presiding judge) of the state court for the place of arbitration shall appoint one arbitrator from a list of three (3) persons submitted by each party. The arbitrator shall follow the procedural rules of the American Arbitration Association and shall apply the substantive law of the State where the Mining Property is located. The arbitrator shall issue his decision within six (6) months of his selection. Costs of arbitration shall be borne equally.

                                Notice Provisions

26. All notices and other communications to either party shall be in writing and delivered personally or sent by prepaid mail. All notices of default or arbitration and demands for performance or assurance, if delivered personally to Optionee, shall be delivered to Optionee's Land Administrator and, if mailed to either party, shall be sent by certified or registered mail shall be effective on the next business day after the date of the actual delivery. Until a change of address is so given, notices shall be addressed to Optionee and owner, respectively as set out herein.

                               Further Assurances

27. The parties agree to execute any and all further documents and agreements as may be reasonably required to carry out the spirit and intent of this Agreement.

                            Registration of Documents

28. The parties may register their interests as they appear and the parties agree to co-operate fully with each other in any requirements for such registration.

                             Appointment of Attorney

29. The Owner hereby appoints the Optionee her true and lawful attorney for any purpose related to the carrying out of any terms or provisions of this Agreement and without limiting the generality of the foregoing for the purpose of any necessary applications or filings to any governmental body or agency.

                  Right of First Refusal and Assignment Rights

30.1 In the event that a party hereby received a bona fide offer in lawful money of the Unites States, which it is willing to accept for the purchase of all its interest in said lands, from a person, firm or corporation ready, willing and able to purchase same, the party receiving such offer shall immediately give written notice thereof to the other party hereto, including in the said notice and name and address of the offeror, the price offered and all other pertinent terms and conditions of the offer. The other party hereto, for a period of thirty (30) days following receipt of said notice, shall have the prior and preferred right and option to purchase the selling party's interest at the price and according to the terms and conditions specified in said offer. The party electing to exercise such right shall give written notice to the selling party within said thirty (30) day period, to purchase the interest being sold. If, however, such right and option is not exercised by the party giving written notice thereof within thirty (30) days after the receipt of the above-mentioned notice, the party receiving said offer may accept same and complete said sale to the offeror in accordance with said offer within sixty (60) days after the expiration of the said thirty (30) day period; provided that if the selling party fails to accept said offer or to complete said sale within said sixty (60) day period, the preferred right and option of the other party hereunder shall be considered as revived and the party which received said offer shall not complete said sale to said offeror unless and until said offer has again been presented to the other party hereto, as hereinabove provided, and said other party has again failed to elect to purchase on the terms and conditions of said offer.

30.2 A party who wishes to dispose of its entire interest by merger, reorganization, consolidation or sale of all its assets, or a sale or transfer of its interest to a subsidiary or parent company, or subsidiary of a parent company, or to any company in which any one party owns a majority of the stock, where the transferee assumes the obligations hereunder. of such party and thereby becomes a party to this Agreement shall not be bound by the provisions of the right of first refusal.

30.3 Nothing contained herein shall prevent an assignment of the interest of the Optionee or Resources to a related or associated company and nothing herein shall prevent the Optionee, Resources or such related or associated company from entering into agreements with third parties for further exploration and developing of the Mining Property.

30.4 An assignment shall not operate to relieve the assigned interest or the assignor from any liability or obligation which accrued prior to such assignment.

                               Compliance With Law

31. The Optionee shall be responsible for the compliance with all governmental rules and regulations as may from time to time be in effect including without limiting the generality of the foregoing, rules and regulations made pursuant to any mining, pollution and environmental requirements of the state of Idaho or other regulatory authority. The Optionee shall be responsible for the posting of any bonds necessary for the reclamation and restoration of the property as required by any governmental agency and further the Optionee agrees to obtain the consents, licenses and permits required which may be necessary for the carrying out of its operations. The-Owner agrees to co-operate with the Optionee in the obtaining of such consents, licenses and permits.

                             United States Currency

32. All sums of money referred to in the Agreement shall be expressed in United States currency.


                              Devolution Provisions

33. All covenants, conditions and terms of this Agreement shall be of benefit to and run with the Mining Property and shall bind and inure to the benefit of the parties hereto, their respective successors and assigns. The only relationship between Owner and Optionee is that of lessor/lessee. Nothing herein shall be construed to create, expressly or by implication a partnership, joint enterprise, relationship of master and servant or principal and agent, or the like, between parties.

                                    Headings

34. The headings used in this Agreement are for convenience only and are to-be disregarded in construing this Agreement.


                                Entire Agreement

35. This Agreement contains the entire agreement of the parties. There are no other conditions, agreements, representations, warranties or understandings, express or implied.

The parties have executed this Agreement the day and year above written.

The Corporate Seal of JOYCE         )
MINES, INC. was hereunto            )
Affixed in the presence of:         )
--------------------------------  )
--------------------------------  )

The corporate Seal of NORMINE     )
RESOURCES LTD. was hereunto       )
Affixed in the presence of:         )
--------------------------------  )
--------------------------------  )

The Corporate Seal of NORMINE     )
RESOURCES (U.S.) INC. was           )
Hereunto affixed in the                     )
Presence of:                                         )
-------------------------------   )
-------------------------------   )
STATE OF IDAHO                    )
COUNTY OF                         )

On this _________ day of _______________________________ in the year, 1986, before me _____________________________________________ , personally appeared
_________________________________________________________ known to be the
President (or Vice-President, Secretary or assistant secretary) of the corporation that executed the within instrument and acknowledged to me that such corporation. executed the same.


                ________________________________Notary Public for the State
                of Idaho
                Residing at____________________

                My commission expires__________
BEA:0685j

                                  SCHEDULE "A"

                to that Agreement made between Joyce Mines, Inc-,
            Normine Resources Ltd. and Normine Resources (U.S.) Inc.
                                  dated , 1986

CLAIM                               CLAIM NUMBER             BLM NUMBER

Centennial                     3 - 9                   10373 - 10389
Grande Ore                                         IMC 42394
Grande Ore fraction                                    42395
Orogrande                                              42396
Orogrande 1                                            42397
Orogrande 2                                            42398
Orogrande 3                                            42399
Gold Valley Placer                                 IMC 42400
Key West Lode
Western star No. 1
Western star No. 2

Claims
                    1-18, 11, 32, 33, 24 -51      IMC 83200-IMC 83217, IMC 85673
                    46-73, 74-77, 80-88, 88A      IMC 85674, IMC 85675, IMC 8321
                    89, 89A, 90-105, 105A, 107A   IMC 83235, IMC 83236-IMC 83253
                    108-110, 112-120, 121-133,    IMC 85676-IMC 85679, IMC 85680
                    133A, 134, 134A, 135-145,     IMC 85688, IMC 95689, IMC 8569
                    146-148, 149-157, 167, 169    IMC 85691, IMC 83254-IMC 83269
                    171-200, 201-250, 251, 252-   IMC 83270, IMC 85692, IMC 8569

                    262                           IMC 85695, IMC 85696-IMC 85704
                                                  IMC 83271- IMC 83283,
                                                  IMC 83284  IMC 83285,
                                                  IMC 83286, IMC 8328
                                                  IMC 83297, IMC 85705-
                                                  IMC 85707  IMC 85708-
                                                  IMC 85716, IMC 83298
                                                  IMC 83299, IMC 83300-
                                                  IMC 83329  IMC 83488-
                                                  IMC 83537, IMC 83538
                                                  IMC 85717- IMC 85727

Rokey 1R                                              105414
Rokey 2R                                              105415
Rokey 3R                                              105416
Rokey 4R                                              105417
Rokey 5R                                              105418

                                  SCHEDULE "B"

                         to that Agreement made between

                    Joyce Mines, Inc., Normine Resources Ltd.

                        and Normine Resources (U.S.) Inc.

                                and dated , 1986


(a)      On Vancouver Stock Exchange approval 10,000 shares of Normine Resources
         Ltd.

(b) The sum of $6,000 on or before August 31st. 1986 and the sum of $6,000 every quarter thereafter until the Owner has received a total of $500,000 in the form of net smelter royalties or the quarterly payments. The optionee may elect to make such quarterly payments in the form of cash or its equivalent value in stock of Normine Resources Ltd. which equivalent value shall be determined by taking the average trading price for the month in which such quarterly payment is due and dividing it into the quarterly payment and causing that number of shares to be issued to the Owner. The Owner hereby acknowledges that the maximum number of shares which might be issued is 200,000 shares.

(c) A net smelter return of 3% payable, if and when the property is placed into production, on a quarterly basis upon receipt of such returns by the Optionee.

BEA:0685j

STATE OF __________________ )
                            : ss.
COUNTY OF _________________                       )


On this ______________ day of _______________________________ , 1983, before me, a Notary Public for the State of ____________________________, personally appeared _________________________ known to me to be the person whose name is sub-scribed to the within instrument and acknowledged to me that he executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.

(SEAL)                  (Seal)        Notary Public or the State of
                                      Residing at
                                      My Commission expires:

STATE OF __________________ )
                            : ss.
COUNTY OF _________________ )


On this ___________ day of_______________________ , 1983, before me, a Notary
Public for the State of _______________________, personally appeared _____________________________________ known to me to be the person whose name is sub-scribed to the within instrument and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.

(SEAL)                  (Seal)        Notary Public or the State of
                                      Residing at
                                      My Commission expires:


STATE OF __________________ )
                            : ss.
COUNTY OF _________________                       )


On this ___________ day of ____________________________________ , 1983, before me, a Notary Public for the State of __________________________, personally appeared _____________________________ known to me to be the person whose name is sub-scribed to the within instrument and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.

(SEAL)                     (Seal)        Notary Public or the State of
                                         Residing at
                                         My Commission expires:
PROVINCE OF BRITISH COLUMBIA  )
                              )
CITY OF VANCOUVER             )

On this 10th day of June, in the year, 1986, before me,
 Brian E. Abrahm, personally appeared Richard J. Barclay known to be the Secretary of Normine Resources (U.S.) inc., the corporation that executed the within instrument and acknowledged to me that such corporation executed the same.

                                                     ---------------------------
                                                     Notary Public for the
                                                     province Of British
                                                     Columbia, in the City Of
                                                     Vancouver Residing at
                                                     Vancouver, British Columbia
                                                     My Commission is for life.

                                     DATED:
                                April 15, 1986.

                                    BETWEEN:
                               JOYCE MINES, INC.,

                          NORMINE RESOURCES (U.S.) INC.

                                       AND

                             NORMINE RESOURCES LTD.

                                OPTION AGREEMENT

BEA:ld


                                 LAWRENCE & SHAW

                           2800 . THREE BENTALL CENTRE

                      P.O. Box 49200 . 0941 BURRARD STREET
                             VANCOUVER. B.C. V7X ILI
                                 PHONE 689-9111

                             OPTION TO PURCHASE COPY

THIS AGREEMENT, made and entered into as of this 11th day of Nov., 1985 by and between Paul O. filer, hereinafter referred to as "Grantor", and Joyce Mines, Inc., hereinafter referred to as "Grantee".


                              W I T N E S S E T H :
                              - - - - - - - - - - -

        In consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Grantee, the receipt of which is hereby acknowledged by Grantor, and in further consideration of the covenants and agreements herein set forth by the parties to be kept and performed, Grantor does hereby let, demise and option to sell to Grantee and Grantee does hereby option to purchase from Grantor for the purchses be herein specified, the real property described in Exhibit "A" attached hereto and made a part hereof, hereinafter called the "Mining properties", situated in the County of Idaho, State of Idaho.

        TO HAVE AND TO HOLD the Mining Properties unto Grantee for a term of sixteen (16) years from the date hereof and as long thereaf as development or mining operations are conducted on the Mining properties or any portion thereof as provided unless the total purchase price of $250,000 (U.S. funds) is paid sooner by the aggregate of the payments specified in paragraph 2 hereof and title assignment is made or the option is terminated as hereinafter provided.

        The Mining Properties are hereby optioned to Grantee for the purpose of exploring and prospecting for, developing and mining, by methods deemed desirable by Grantee, minerals of all kind, including coal, oil, gas, oil shale, and other hydrocarbons together with the right to mine, extract, mill, process, concentrate, refine or otherwise treat, take care of, remove, transport, own, sell and dispose of such minerals from the Mining Properties and the right to retain the proceeds therefrom for Grantee's own use, upon payment to Grantor of the payments hereinafter stated.

        It is understood that the Grantor does not own the rights to the surface areas overlying the Mining Properties.

        The granting of this option shall preclude Grantor from issuing other leases of the Mining Properties for the mining or production of coal and/or oil, gas, oil shale and other hydrocarbon

                                PAYMENT SCHEDULE

         Throughout the term of this option, Grantee shall make annual payments in U.S. funds to Grantor, all of which shall apply to the total purchase price of $250,000 according to the following schedule:

1. Two Thousand and No/100...................................Dollars ($2,000.00)
       By January 2, 1986

2. Five Thousand and No/100..................................Dollars ($5,000.00)
       On or before January 2, 1987

3. Ten Thousand and No/100..................................Dollars ($10,000.00)
       On or before Jan 2, 1988 for each succeeding year up to and including 1993

4. Twenty Thousand and No/100...............................Dollars ($20,000.00)
       On or before Jan. 2, 1994 for each succeeding year up to and including 2001.

5. Twenty-Three Thousand and No/100.........................Dollars ($23,000.00)
       On or before January 2, 2002

This option will be exercised and the purchase price paid in full after a total payment of $250,000 has been made, or will be allowed to terminate if the above payment schedule is not satisfied PROVIDED that the Grantee may exercise the option on or before Jan. 2, 1988 by paying to the Grantor an amount equal to the difference between the amount paid to the Grantor hereunder the date of such exercise and $200,000 and upon payment of said amount, the purchase price shall be deemed to have been paid in full. Upon receipt of said total purchase price, Grantor shall execute and deliver a good and sufficient Deed of the Mining Properties to Grantor and provide Grantee with all title documents pertinent to the Mining Properties; including, but without limiting, patents, abstracts of title or title certificates, survey notes, and such other title documents as Grantee may have in his possession.

                          STATE AND FEDERAL ENACTMENTS

                           INDEMNIFICATION OF GRANTOR

        Grantee, in the operation and development of the Mining Properties shall be subject to all applicable Federal enactments, laws of the State of Idaho, and all Federal' and State rules and regu- lations regarding Employees' Liability and Industrial Insurance, Workmen's Compensation and Workmen's Old Age and Unemployment Insurance, and said Grantee covenants and agrees to indemnify and hold harmless the Grantor from and against the payment of any and all damages, claims, costs, and expenses in connection therewith under any claim of subrogation provided for by said enactments or other wise; and the Grantee shall further indemnify and hold harmless the Grantor from and against any and all damages, claims, costs and expenses arising out of damage to property or any injuries to or death of the employees of the Grantee, or any other person whomso- ever (other than the Grantor, Grantee's employees, agent or repre-sentatives) where such injury, death or damage occurs because of or in connection with the use, operation or development in any manner of the Mining Propert of the mining Properties, whether such claims are based upon a right conferred by common law or by statute.

         Grantee shall specifically comply with all laws pertaining to environmental protection of the area, and shall hold Grantor harm- less for any non-compliance with said laws.

                        PROPERTY TO BE KEPT FREE OF LIENS

        Grantee shall pay and satisfy all claims for materials, supplies and labor in connection with the working of the Mining Properties, and shall keep the Mining Properties free of liens and encumbrances of any and every kind, except such as may result from the acts of Grantor.

                              NON-LIABILITY NOTICES

        Grantor may record such notices as will inform whom it may concern that the Mining Properties are operated under option, and that the Grantor shall not be liable for any of the expenses or charges of operation.

                                      TAXES

        Grantee shall not be responsible for the payment of State and County real property tax assessments upon the Mining Properties but shall pay all State and County tax assessments upon any and all structures and other improvements, machinery, equipment, tools, supplies and personal property whatsoever placed upon the Mining Properties by the Grantee. Provided, however, in the event that Grantor shall fail to pay within thirty (30) days of the date when due and payable any State or County real property tax assessments, then Grantee shall have the right to pay such tax and to deduct the amount of such payments from amounts due Grantor hereunder.

                              WARRANTIES OF GRANTOR

        Grantor covenants and warrants that the Grantor owns 100% right, title and interest in the Mining Properties and has not veyed or otherwise encumbered any right in or to ores and minerals, including coal, oil, gas, oil shale and other hydrocarbons situated in, upon or under the Mining Properties, except for the surface title ownership as previously noted. Grantor further covenants and warrants that there are no outstanding royalty obligations or other payment obligations with relation to ores and minerals, including coal, oil, gas, oil shale and other hydrocarbons situated in, upon or undero the Mining. Properties. Grantor agrees that if examination of title reveals or discloses any matter which adversely affects Grantor's title that Grantor, if requested by Grantee, will promptly, and in any event within ninety (90) days of notice from Grantee take such action as is necessary to clear such title defect at no additional cost to the Grantee and if such title defe cannot be cleared, Grantee shall either waive the clearance of the defect and accept title as is, or permit the Grantor to termir this option by returning any monies paid to the Grantor hereunder Grantor makes no warranties as to title or ownership of the Mining Properties other than as specified in this section.

                         GRANTOR'S RIGHT TO INFORMATION

        Grantee agrees that Grantor or Grantor's authorized agents shall have access to, and the right to copy any information from geological, drilling sampling and other data relation to the Mining Properties, secured by and in possession of Grantee in connection with its prospecting and development of said Mining Properties. In the event of termination of this Option for any reason whatsoever, the Grantee agrees to furnish Grantor with copies of all drilling and sampling data, a map accurately showing the development work performed by the Grantee upon the Mining Properties, and copies of any and all geological maps relating to said Mining Properties prepared by Grantee.

  GRANTEE'S RIGHT TO SURRENDER
        It is mutually understood and agreed that Grantee may, at any time, surrender and terminate this option, as to any part or all of the Mining Properties upon giving sixty (60) days' notice in writing and complying with the terms of the option with respect to the preservation and protection of workings upon the Mining Properties.

                            FORFEITURE OR TERMINATION

        In the event Grantee shall fail to make any payment provided for within the time provided or thirty (30) days thereaftet, Grantor may, at Grantor's option. cancel this option and enter into possession of the Mining Properties, after giving Grantee written notice that Grantee has sixty (60) days to rectify the situation.

                              REMOVAL OF EQUIPMENT

        It is mutually understood and agreed that in case of forfeiture default, surrender or other termination of this option, all buildings, underground timbering supports, shaft linings and other fixtures necessary for the preservation of any mines, and all rails and head frames upon or in the Mining Properties shall be and remain a part of the realty and shall revert to the Grantor without further consideration or compensation.

         It is further understood and agreed that all personal property of the Grantee located on or within the Mining Properties, and all buildings, machinery, equipment and tools (other than the fixtures to become the property of the Grantor as above provided) shall be removed from the Mining Properties by Grantee within one hundred eighty (180) days after the forfeiture or termination of this option. All property remaining on the Mining Properties after such date shall become the property of the Grantor.

                             MANNER OF GIVING NOTICE

        Any notice to be served upon the Grantor shall be in writing, and shall be served if mailed in the United States Post Office, postage prepaid and certified, addressed to the Grantor at: Box 376, Riggins, Idaho 83549 or such other address as the Grantor may from time to time in writing designate.

        Any notice contemplated herein to be served upon Grantee shall be in writing and shall be served if mailed in the United States Post Office, postage prepaid and certified, addressed to the Grantee at: P.O. Box 1405, Hamilton, Montana 59840 or such other address as the Grantee may from time to time in writing designate.

                                    FORCE MAJEURE

        In the event Grantee is prevented from performing this option or from conducting mining operations by labor strikes, fires, floods, explosions, riots, any unusual mining casualties, acts of God, government restrictions or orders, severe weather conditions, or other extraordinary. events beyond its control, then the time for performance of this option by Grantee shall be suspended during the continuance of such acts which prevent performance.

                              REQUIRED PERFORMANCE,
                              RECORDING AND FILING

         Grantee agrees and covenants to record or file any necessary affidavit, proofs-of-labor, maps or other required documents with the proper office of any jurisdiction requiring the same to maintain the status of the mining claims which comprise the Mining Properties.

                                ASSIGNMENT: LEASE

        The rights hereunder may be assigned in whole or in part andthe provisions hereof shall inure to the benefit of and be binding upon their respective successors and assigns, but no assignment of obligations and no change or divisions of ownership of the subject which properties or payments hereunder, however accomplished, which shall operate to enlarge the obligations or diminish the obligations of Grantee lessee shall be void unless the Grantee shall give written notice of such assignment or lease, within thirty (30) days of the date of execution of said assignment, or lease, to the Grantor setting fort therein the names and mailing addresses of the assignees or lessee. No assignment or lease by Grantee shall serve to release Grantee of obligations hereunder. No such change or divisions in the ownership of the subject properties shall be binding upon Grantee for any purpose until the first day of the month next succeeding the month in which such person acquiring any interest shall furnish Grantee a the address set forth previously with the instrument or instruments or certified copies thereof, evidencing such change, transfer or division of ownership.

        Subject to the foregoing paragraph limiting assignment, this Mining Option shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of the respective parties.hereto.

        In the event of termination of the agreement for any reason whatsoever, the Grantee agrees to furnish Grantor with copies of all drilling and sampling data, a map accurately showing the development work performed by the Grantee upon the Mining Properties, and copies of any and all geological maps relating to said Mining Properties prepared by Grantee.

        This agreement, and all terms and provisions hereof, shall extend to and be binding upon the parties hereto, their heirs, successors, assigns and legal respresentatives, and shall attach to run with the lands described herein and any option granted or acquired pursuant to the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first written.

                                     GRANTOR

                                                     BY:

                                                     BY:


                                    GRANTEE:

                                                     BY:

                                                     BY:
STATE OF                                 )
                              :  ss.
COUNTY OF                                )


        On this _____________ day of ______________________________ , 1985,
before, me. a Notary public for the State of _________ , personally appeared known to me to Be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

        IN-WITNESS WHEREOF. I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.


(SEAL)                        Notary Public or the State of Residing at My
                              Commission expires:

STATE OF                                 )
                              :  ss.
COUNTY OF                                )


        On this ________ day of __________________________________________ ,
1985, before, me. a Notary public for the State of _______________ , personally appeared known to me to Be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

        IN-WITNESS WHEREOF. I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.


(SEAL)                        Notary Public or the State of Residing at My
                              Commission expires:

STATE OF                                 )
                              :  ss.
COUNTY OF                                )


        On this ______ day of _________________________________ , 1985, before,
me. a Notary public for the State of _____________ , personally appeared known to me to Be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

        IN-WITNESS WHEREOF. I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.


(SEAL)                        Notary Public or the State of Residing at My
                              Commission expires:

                                                        SCHEDULE "A"

                                    PROPERTY

Schedule "A" to the agreement dated July 4, 1984 between Paul O. Filer and Centennial Minerals Inc.

The Patented Mineral Claims defined under Mineral Survey 2335, situated in the County of Idaho, State of Idaho:

         CLAIM NAME:


         Key West Lode                             26.19 Acres

         Western Star No. 1 Lode                   26.59 Acres


         Western Star No. 2 Lode                   24.22 Acres

(ATTACHMENT:  MAP OF CLAIM GROUP)

326138

                                                              OPTION TO PURCHASE

        THIS AGREEMENT, made and entered into as of this 1st day of April, 1986 by and between Harold C. Lynch and June M. Lynch hereinafter referred to as "Grantor", and Joyce Mines, Inc. hereinafter referred to as "Grantee".

                              W I T N E S S E T H

        In consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Grantee, the receipt of which is hereby acknowledged by Grantor, and in further consideration of the royalties, covenants, and agreement herein set forth by the parties to be paid, kept and performed, Grantor does hereby let, demise and option to sell to Grantee and Grantee does hereby option to purchase from Grantor for the purchases herein specified, the real property described in Exhibit "A" attached hereto and made a part hereof, hereinafter called the "Mining Properties", situated in the County of Idaho , State of Idaho.

        TO HAVE AND TO HOLD the Mining Properties unto Grantee for a term of ten
(10) years from the date hereof and as long thereafter as development or mining operations are conducted on the Mining Properties or any portion thereof as provided unless the total option price is paid sooner by payment of Dollars ($ 500,000.00 ) by guaranteed royalties, production royalties and third party royalties, and title assignment is made or the option is terminated as hereinafter provided.

        The Mining Properties are hereby optioned to Grantee for the purpose. of exploring and prospecting for, developing and mining, by methods deemed '? . it le by Grantee, minerals of all kinds, including coal, oil, gas shale, and other hydrocarbons together with the right to mine, extract, mill, process, concentrate, refine or otherwise treat, take care of, remove, transport, own, sell and dispose of such minerals from the Mining Properties and the right to, retain the proceeds therefrom for Grantee's own use, upon payment to Grantor of the royalties and payments hereinafter stated, Grantor grants to Grantee the right to use so much of the surface and sub surface of the subject premises as may be reasonably necessary in carrying out the purposes of this option, in accordance with the mining methods adopted by Grantee, with the right to construct, use, maintain, repair, replace and relocate on the Mining Properties buildings, shops, facilities and structures of whatever nature necessary, roads, ore bins, shafts, inclines, tunnels, drifts, open pits, waste dumps, ore stockpiles, pipelines, telephone lines, elec- tric transmission lines and transportation facilities and other utilities, and the maintenance thereof, together with such rights which are reasonably necessary for the purpose of exercising the privileges and rights covered by this grant.

         Provided, however, Grantor within thirty (30) days of date of this option will specify, to Grantee certain buildings and mining equipment having historical and/of artistic value to Grantor and Grantor shall remove such specified items within three (3) months of the date of this option.

         Grantee shall have and is hereby granted the immediate and free and uninterrupted right to enter in and upon the Mining Properties, or any part thereof, and to make such test drills or other inspec tions and to conduct such other exploration and development activities as Grantee shall desire to make, without liability for damages by reason thereof, to the Mining Properties, or anything thereon.

         Although Grantee shall have and is hereby granted, to the extent permitted by Idaho law, the free use of water from the Mining Properties and water rights related or appurtenant thereto, it is agreed and stipulated that the grant of such rights is made by Grantor without warranty of title and is subject to any existing water right of. and agreements with, other water users relating thereto.

         The granting of this option shall preclude Grantor from issuing other leases of the mining Properties for the mining or production of coal and/or oil, gas, oil shale and other hydrocarbons.

                                    ROYALTIES

        A. Guaranteed Royalty. "Guaranteed royalty", as used herein, means the minimum amount of option price payment to be paid by Grantee to Grantor, on a date or on the dates specified herein, to guarantee specific annual payments to Grantor. Guaranteed royalty shall by payable in the specified amount where no production royalty has accrued during the calendar year. Where production royalty during the calendar year does not equal the guaranteed royalty requirement, then the balance of the guaranteed royalty shall be payable. When the production royalty during the year exceeds the guaranteed royalty, the excess production royalty shall be credited against future guaranteed royalties. The calendar year shall run from April 1st , 1986 to March 31st , 1987, and each year thereafter.

         Throughout the term of this option, Grantee shall pay annual guaranteed royalties to Grantor in quarterly payments as:

        1. Six Thousand Dollars ($6000.00) during the first year of this option term (4-1-1986 through 3-31-1967).

         2. Twelve Thousand Dollars ($ 12,000.00) during the 2nd year of the option term ( April 1 , 1987 through March 31st, 1988.

         3. Eighteen Thousand Dollars ($ 18,000.00) during the third through tenth years of the option term and each year thereafter for the remainder of this option or until the total of all payments equals the purchase price of Five Hundred Thousand Dollars ($ 500,000.00)

Time is of the essence, and a special option price of Three Hundred Thousand Dollars ($ 300,000.00) shall be accepted as full payment for the Mining Properties if this amount is paid within Thirty (30) months from the starting date of the Option to Purchase.

         B. Production Royalty. "Net Return From Sales," as in, means the amount of earned revenue in accordance with accepted accounting principles, payable to Grantee by any smelter or other purchaser of concentrates, ores, minerals, metals or byproducts mined or produced from the Mining Properties, less all penalties, assaying, sampling, transportation and smelting changes. In event such ores, minerals or metals are treated or smelted by or for Grantee, the terms "Net Return From Sales" shall mean the amount of earned revenue which would have been paid to Grantee by a bonafide purchaser of said ores, minerals or metals, less all penalties, assaying, sampling, transportation and smelting charges, including crushing, heap or vat leaching, and refining, if done by Grantee.

        1. GOLD BULLION. In the event Grantee produces gold bullion from ores and minerals mined from the Mining Properties, Grantee shall pay Grantor a production royalty of three percent (3%) of the Net Return From Sales. If Grantee does not sell part or all of said bullion so produced, and holds and retains it at the close of a calendar year, Grantee shall pay Grantor a production royalty of three percent (3Y.) of the average monthly price as established by the London Gold market on the month of production of said bullion. In the event Grantee produces any of said gold bullion, it shall advise Grantor of such production within seven (7) days following the close of the month within which said production occurred whether said bullion is to be sold or retained by Grantee. Grantor shall have the option of taking any production royalty based upon said production in kind, in the form of gold bullion. The value of the bullion taken shall be credited to the guaranteed royalty and applied towards the option price. "Gold bullion", as used herein, means any gold concentrate having a pure gold content in excess of ten percent (107.).

         2. Concentrates, Ores, Minerals, Metals and Bv-Products and Third Partv Ores Milled. Grantee shall pay Grantor on all concen- trates, ores, minerals, metals and by-products other than gold bullion mined and removed from the Mining Properties and sold by Grantee or further processed and marketed by Grantee a production royalty based upon the value for said concentrates, ores, minerals, metals and by-products, in the sum of money equal to three percent (3'/.) of the Net Return From Sales.

        The aforesaid production royalty payments and payments for third party ores milled or otherwise processed on the Mining Properties to Grantor shall be made on or before the 30th day of April, July, October and January of each year. Each payment shall be accompanied by a settlement sheet showing production and credits for advance royalties, if any.

        3. After the Grantor has received Five Hundred Thousand Dollars ($500,000.00) in Guaranteed Royalties, Production Royalties and payments for the third party ores milled or otherwise processed on the Mining Properties, then the option is completely exercised and the property is completely paid for. The escrowed recordable assignment of all interest and title to all properties, described as Exhibit "A" of this option, shall be delivered by the Grantor to the Grantee within thirty (30) days of notice of final payment.

                                 WORK COMMITMENT

         For timely development of the Mining Property, the Grantee agrees to perform a minimum of $50,000.00 of work per year for each of the first two years this agreement is in force.

                       GRANTOR'S RIGHT OF INSPECTION

        Grantee shall allow Grantor and Grantor's agents, from time to time, to enter upon and unto all parts of said Mining Properties, for purposes of inspection at such reasonable times as shall not interfere with the regular operation of the Mining Properties.

                            ORE NOT TO BE CO-MINGLED

         Grantor shall not mix any ore from the mining Properties with ore derived from any other property, prior to payment of royalties thereon. To this effect, ore removed from the Mining Properties shall be stockpiled separately from ore removed from adjoining properties.

                          STATE AND FEDERAL ENACTMENTS
                          INDEMNIFICATION OF GRANTOR.

         Grantee, in the operation and development of the Mining Prop erties shall be subject to all applicable Federal enactments, laws of the State of Idaho , and all Federal and State rules and regu lations regarding Employees' Liability and Industrial Insurance, Workmen's Compensation and Workmen's Old Age and Unemployment In surance, and said Grantee covenants and agrees to indemnify and hold harmless the Grantor from and against the payment of any and all damages, claims, costs and expenses in connection therewith under any claim of subrogation provided for by said enactments or otherwise; and the Grantee shall further indemnify and hold harmless the Grantor from and against any and all damages, claims, costs and expenses arising out of damage to property or any injuries to or death of the employees of the Grantee, or any other person whomso ever (other than the Grantor, Grantee's employees, agent or repre sentatives) where such injury, death or damage occurs because of or in connection with the use, operation or development in any manner of the Mining Properties, whether such claims are based upon a right conferred by the common law or by statute.

         Grantee shall specifically comply with all laws pertaining to environmental protection of the area, and shall hold Grantor harm less for any non-compliance with said laws.

                        PROPERTY TO BE KEPT FREE OF LIENS

         Grantee shall pay and satisfy all claims for materials, supplies and labor in connection with the working of the Mining Propercies, and shall keep the Mining Properties free of liens and en cumbrances of any and every kind, except such as may result from the acts of Grantor.

                              NON-LIABILITY NOTICES

        Grantor may record such notices as will inform whom it may concern that the Mining Properties are operated under option, and that the Grantor shall not be liable for any of the expenses or charges of. operation.

                                       TAXES

        Grantee shall not be responsible for the payment of State and County real property tax assessments upon the Mining Properties but shall pay all State and County tax assessments upon any and all structures and other improvements, machinery, equipment, tools, supplies and personal property whatsoever placed upon the Mining Properties by the Grantee. Provided, however, in the event that Grantor shall fail to pay within thirty (30) days of the date when. due and payable any State or County real property tax assessments, then Grantee shall have the right to pay such tax and to deduct the amount of such payments from amounts due Grantor hereunder.

        Net proceeds of mine taxes and other similar taxes shall be paid by Grantee and Grantor in accordance with their respective shares of the selling price of the ore, unless the statute under which the tax is levied provides for a different manner of assessment.

                           WARRANTIES OF GRANTOR

         Grantor covenants and warrants that the Grantor has not conveyed or otherwise encumbered any right in or to ores and minerals, including coal, oil, gas, oil shale and other hydrocarbons situated in, upon or under the Minirg Properties. Grantor further covenants and warrants that there are no outstanding royalty obligations or other payment obligations with relation to ores and minerals, including coal, oil, gas, oil shale and other hydrocarbons situated in, upon or under. the Mining Properties. As to the unpatented mining claims embraced within the Mining Properties, Grantor represents that it is the owner of such claims subject to the paramount interest of the United States of America; that the same have been validly located and are in good standing under the laws of the State of and the United States of America; that each of such claims have been validly located, reduced and assessment work is current and properly recorded. Grantor agrees that if examination of title reveals or discloses any matter which adversely affects Grantor's title that Grantor will promptly, and in any event within ninety (90) days of notice from Grantee to take such action as is necessary to clear such title defect at no additional cost to the Grantee, Grantor makes no warranties as to title or ownership of the Mining Properties other than as specified in this Section

                         GRANTOR'S RIGHT TO INFORMATION

         Grantee agrees that Grantor or Grantor's authorized agents shall have access to, and the right to copy any information from geological, drilling sampling and other data relation to the Mining Properties, secured by and in possession of Grantee in connection with its prospecting and development of said Mining Properties. In the event of termination of this Op-ion for any reason whatsoever, the Grantee agrees to furnish Grantor with copies of all drilling and sampling data, a map accurately showing the development work performed by the Grantee upon the Mining Properties, and copies of any and all geological maps relating to said Mining Properties prepared by Grantee.

                          GRANTEE'S RIGHT TO SURRENDER

         It is mutually understood and agreed that Grantee may, at any time, surrender and terminate this option, as to any part of all of the Mining Properties upon giving sixty (u0) days notice in writing, paying to Grantor all royalties and other sums due and payable to Grantor to the effective date of such surrender, and complying with the terms of the option with respect to the preservation and protection of workings upon the Mining Properties.

                            FORFEITURE OR TERMINATION

         In the event Grantee shall fail to make any payment provided for within the time provided or thirty (30) days thereafter, or in the event Grantee shall default in the performance of any other covenant hereof on its part to be kept and performed and shall not have corrected or commended action to correct such default within thirty (30) days after written notice of such default from Grantor, then and in either of said events, Grantor may, at Grantor's option, cancel this option and enter into possession of the Mining Properties.

                                REM0VAL OF EQUIPMENT

         It is mutually understood and agreed that in case of forfeiture, default, surrender or other termination of this option, all buildings, underground timbering supports, shat linings and other fixtures necessary for the preservation of any mines, and all rails and head frames upon or in the Mining Properties-shall be and remain a part of the realty and shall revert co the Grantor without further consideration or compensation.

         It is further understood and agreed that all personal property of the Grantee located on or within the Mining Properties, and all buildings, machinery, equipment and tools (other than the fixtures to become the property of the Grantor as above provided) shall be removed from the Mining Properties by Grantee within one hundred eighty (180) days after the forfeiture or termination of this option. All property remaining on the ;fining Properties after such date shall become the property of the Grantor.

                             MANNER OF GIVING NOTICE

         Any notice to be served upon the Grantor shall be in writing. and shall be served if mailed in the United States Post Office, postage prepaid and certiiied, addressed to the Grantor at: 3855 Lakeview Drive:, Lewiston, Idaho 83501, or such other address as the Grantor may from time to time in writing designate. Any notice contemplated herein to be served upon Grantee shall be in writing and shall be served if mailed in the United States Post Office, postage prepaid and certified, addressed to the Grantee at: Post Office Box 1405, Hamilton, Montana 59840 or such other address as the Grantee may from time to time in writing designate.

                                  FORCE MAJEURE

         In the event Grantee is prevented from performing this option or from conducting mining operations by labor strikes, fires, floods, explosions, riots, any unusual mining casualties, acts of God, government restrictions or orders, severe weather conditions, or other extraordinary events beyond its control, then the time for performance of this option by Grantee shall be suspended during the continuance of such acts which prevent performance.

                              REQUIRED PERFORMANCE,

                              RECORDING AND FILING

         Grantee agrees that, during the life of this option, Grantee will, for each assessment year beginning with the assessment year which ends September 1, 1984, perform, upon or for the benefit of all unpatented mining claims which are then subject to the terms of this option, assessment work of a character and value reasonably ' expected to satisfy the requirements of the mining laws of the United States and of the State of However, Grantee shall not be required to perform assessment work upon or for the benefit of any claims in relation to which this option shall be terminated or surrendered if such termination or surrender occurs prior to June 1st of such assessment year. Grantee further agrees and covenants to record or file any necessary affidavit, proofs-of-labor, maps or other required documents with the proper office of any jurisdiction requiring the same to maintain the status of the mining claims which comprise the Mining Properties, All work so performed and documents recorded or filed by Grantee shall be made in the name of, and for the benefit of, the Grantor.

                                  ASSIGNMENT; LEASE

         The rights of either party hereunder may be assigned in whole or in part and the provisions hereof shall inure t4 the benefit of and be binding upon their respective successors and assigns, but no assignment of obligations and no change or divisions of ownership of the subject properties or payments hereunder, however accomplished, shall operate to enlarge the obligations or diminish the obligations of Grantee or lessee shall be void unless the Grantee shall give written notice of such assignment or lease within thirty (30) days of the date of execution of said assignment, or lease, to the Grantor setting forth therein the names and mailing addresses of the assignees or lessee. No assignment or lease by Grantee shall serve to release Grantee of obligations hereunder. No such change or divisions in the ownership of the subject properties shall be binding upon Grantee for any purpose until the first day of the month next succeeding the month in which such person acquiring any interest shall furnish Grantee at the address set forth previously with the instrument or instruments, or certified copies thereof, evidencing such change, transfer or division of ownership.

         Subject to the foregoing paragraph limiting assignment, this Mining Option shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of the respective parties hereto.

         In the event of termination of the agreement for any reason whatsoever, the Grantee agrees to furnish Grantor with copies of all drilling and sampling data, a map accurately showing the devel opment work performed by the Grantee upon the Mining Properties, and copies'of any and all geological maps relating to said Mining Properties prepared by Grantee.

         This agreement, and all terms and provisions hereof, shall extend to and be binding upon the parties hereto, their heirs, successors, assigns and legal representatives, and shall attach to run with the lands described herein and any option granted or acquired pursuant to the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.



                                            GRANTOR:



                                            By:



                                            By:



                                            GRANTEE:



                                            By:



                                            By:

                                   EXHIBIT "A"
                                MINING PROPERTY

CLAIM NAME                           BLM NUMBER

GRAND ORE                            IMC 42394
GRAND ORE FRACTION                   IMC 42395
OROGRANDE                            IMC 42396
OROGRANDE NO. 1                      IMC 42397
OROGRANDE NO.2                       IMC 42398
OROGRANDE NO.3                       IMC 42399
GOLD VALLEY PLACER                   IMC 42400

STATE OF                               )
                                     ss.

COUNTY OF                              )


         On this __________ day of _______________________________ , 1983,
before me, a Notary Public for the State of , personally appeared known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that executed the same.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.

(SEAL)                                      Notary Public for the State of
                                            Residing at My Commission expires:

STATE OF                               )

                                     ss.

COUNTY OF                              )


         On this ________ day of _________________________________ , 1983,
before me, a Notary Public for the State of , personally appeared known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that executed the same.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.

(SEAL)                                      Notary Public for the State of
                                            Residing at
                                            My Commission expires:

STATE OF                               )
                                        ss.
COUNTY OF                              )

         On this _____ day of _____________________________________ , 1983,
before me, a Notary Public for the State of , personally appeared known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that executed the same.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year first above written.

(SEAL)                                      Notary Public for the State of
                                            Residing at
                                            My Commission expires:

                                    EXHIBIT D

                                       TO

                                 FIRST AMENDMENT

                                       TO

                               OROGRANDE/DEADWOOD

                                OPTION AGREEMENT

                                 DEEDS IN ESCROW
Recording requested
by and mail to:

Arctic Fox Ltd.
669 Gray Fox Lane

Corvallis, Montana 59828


                                                                     EXHIBIT D-1
                                       TO

                    FIRST AMENDMENT TO OPTION AGREEMENT AMONG

                                ARCTIC FOX LTD.,
         IDAHO CONSOLIDATED METALS CORPORATION, IDAHO GOLD CORPORATION,

                                       AND

                       CYPRUS GOLD EXPLORATION CORPORATION

                                 OPTIONEES DEED

                                 QUITCLAIM DEED

                           OROGRANDE/DEADWOOD PROPERTY

THIS QUITCLAIM DEED, dated this day of September, 1997, is between IDAHO CONSOLIDATED METALS CORPORATION, a British Columbia corporation, whose address is 504 Main, Suite 470, Lewiston, Idaho 83501 ("ICMC"), IDAHO GOLD CORPORATION, a Nevada corporation, whose address is in care of Bema Gold Corporation, 1400-510 Burrard Street, Vancouver, B.C. V6C 3A8 ("IGC") and CYPRUS GOLD EXPLORATION CORPORATION, whose address is 9100 East Mineral Circle, Englewood, Colorado 80112 ("Cyprus") (ICMC, IGC and Cyprus hereinafter referred to collectively as "GRANTOR") and ARCTIC FOX LTD., a Delaware corporation, with an office at 669 Gray Fox Lane, Corvallis, Montana 59828 (hereinafter referred to as "GRANTEE"):

                                   WITNESSETH:

         GRANTOR, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, to it in hand paid by the GRANTEE, the receipt and sufficiency of which is hereby acknowledged, does hereby remise, release and quitclaim unto GRANTEE, its successors and assigns forever, all of its right, title and interest in and to certain unpatented lode mining claims situated in Idaho County, Idaho, as more particularly described in Exhibit A attached hereto and by this reference made a part hereof, and agreements concerning such unpatented lode mining claims.

         TOGETHER with all the dips, spurs and angles, and also all minerals, metals, ores, rock and earth therein; and all the rights, privileges and franchises thereto incident, appendant and appurtenant; and also all and singular the tenements, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof.

         TO HAVE AND TO HOLD all of the right, title and interest of said GRANTOR in and to said premises, together with the appurtenances, unto the said GRANTEE, its successors and assigns forever.

         IN WITNESS WHEREOF, the GRANTOR has hereunto set its hand the day and year first above-written.

IDAHO CONSOLIDATED METALS  IDAHO GOLD CORPORATION
CORPORATION

By:                                                  By:
Name:                                                Name:
Title:                                               Title:

CYPRUS GOLD EXPLORATION
CORPORATION

By:
Name:
Title:


STATE OF

COUNTY OF

         The foregoing instrument was acknowledged before me this _________________________ day of __________________ 1997 by the
___________________________ of Idaho Consolidated Metals Corporation, a British Columbia corporation, on behalf of said corporation.

                                  Notary Public
                                  My commission expires:


STATE OF                         STATE OF               )
                          ) ss.
COUNTY OF                        COUNTY OF              )

         The foregoing instrument was acknowledged before me this __________________________ day of ______________________ 1997 by
_____________________ the ______________________ of Idaho Gold Corporation, a
Nevada corporation, on behalf of said corporation.

                                  Notary Public

                                  My commission expires:

STATE OF                                  STATE OF                            )
                              ) ss.
COUNTY OF                                 COUNTY OF                           )

         The foregoing instrument was acknowledged before me this _________________________________ day of _________________________________ 1997
by ____________________________ the _____________________________________ of
Idaho Gold Corporation, a Nevada corporation, on behalf of said corporation.

                                  Notary Public
                                  My commission expires:


                                    EXHIBIT A

                                       TO

                                 QUITCLAIM DEED

                           OROGRAND/DEADWOOD PROPERTY

Unpatented lode mining claims situated in Idaho County, Idaho

Claim Name               BLM Number

CNTL #3                    100373

CNTL #4                    100374

CNTL #5                    100375

CNTL #6                    100376

CNTL #7                    100377

CNTL #8                    100378

CNTL #9                    100379

RL 9A                      105324

RL 10                      105325

RL 11                      105326

RL 11A                     105327

RL 22                      105338

RL 24                      105340

RL 25                      105341

RL 26                      105342

RL 27                      105343

RL 28                      105344

RL 28A                     105345

RL 29                      105346

RL 30                      105347

RL 30A                     105348

RL 31                      105349


Recording requested by and mail to:

Cyprus Gold Exploration Corporation
9100 East Mineral Circle
Englewood, Colorado 80112

                                                                     EXHIBIT D-2
                                       TO

                    FIRST AMENDMENT TO OPTION AGREEMENT AMONG

ARCTIC FOX LTD., IDAHO CONSOLIDATED METALS CORPORATION, IDAHO GOLD CORPORATION,

                                       AND

                       CYPRUS GOLD EXPLORATION CORPORATION

                                  OWNER'S DEED

                                 QUITCLAIM DEED

                           OROGRANDE/DEADWOOD PROPERTY

THIS QUITCLAIM DEED, dated this day of September, 1997, is between ARCTIC FOX LTD., a Delaware corporation, with an office at 669 Gray Fox Lane, Corvallis, Montana 59828 (hereinafter referred to as "GRANTOR") and IDAHO CONSOLIDATED METALS CORPORATION, a British Columbia corporation, whose address is 504 Main, Suite 470, Lewiston, Idaho 83501 ("ICMC"), IDAHO GOLD CORPORATION, a Nevada corporation, whose address is in care of Bema Gold Corporation, 1400-510 Burrard Street, Vancouver, B.C. V6C 3A8 ("IGC") and CYPRUS GOLD EXPLORATION CORPORATION, whose address is 9100 East Mineral Circle, Englewood, Colorado 80112 ("Cyprus") (ICMC, IGC and Cyprus hereinafter referred to collectively as "GRANTEE"):

                                   WITNESSETH:

         GRANTOR, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, to it in hand paid by the GRANTEE, the receipt and sufficiency of which is hereby acknowledged, does hereby remise, release and quitclaim unto GRANTEE, its successors and assigns forever, all of its right, title and interest in and to certain unpatented lode mining claims situated in Idaho County, Idaho, as more particularly described in Exhibit A attached hereto and by this reference made a part hereof, and agreements concerning such unpatented lode mining claims.

         TOGETHER with all the dips, spurs and angles, and also all minerals, metals, ores, rock and earth therein; and all the rights, privileges and franchises thereto incident, appendant and appurtenant; and also all and singular the tenements, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof.

         TO HAVE AND TO HOLD all of the right, title and interest of said GRANTOR in and to said premises, together with the appurtenances, unto the said GRANTEE, its successors and assigns forever.

         IN WITNESS WHEREOF, the GRANTOR has hereunto set its hand the day and year first above-written.

                                           ARCTIC FOX LTD.


                                           By::
                                           Name:
                                           Title:

STATE OF                     STATE OF             )

                              ss.

COUNTY OF                    COUNTY OF            )

         The foregoing instrument was acknowledged before me this __________________________________________ day of __________________________
1997 by __________________________ the __________________________________ of
Arctic Fox Ltd., a Delaware corporation, on behalf of said corporation.



                                  Notary Public

                                  My commission expires:

                                    EXHIBIT A

                                       TO

                                 QUITCLAIM DEED

                           OROGRAND/deadwood property

         Unpatented lode mining claims situated in Idaho County, Idaho

Claim Name                 BLM Number

CNTL #3                    100373

CNTL #4                    100374

CNTL #5                    100375

CNTL #6                    100376

CNTL #7                    100377

CNTL #8                    100378

CNTL #9                    100379

RL 9A                      105324

RL 10                      105325

RL 11                      105326

RL 11A                     105327

RL 22                      105338

RL 24                      105340

RL 25                      105341

RL 26                      105342

RL 27                      105343

RL 28                      105344

RL 28A                     105345

RL 29                      105346

RL 30                      105347

RL 30A                     105348

RL 31                      105349